Exhibit 14a

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form N-14 of Fidelity Aberdeen Street Trust: Fidelity Freedom Blend Income Fund, Fidelity Freedom Blend 2010 Fund, Fidelity Freedom Blend 2015 Fund, Fidelity Freedom Blend 2020 Fund, Fidelity Freedom Blend 2025 Fund, and Fidelity Freedom Blend 2030 Fund of our report dated May 15, 2024, relating to the financial statements and financial highlights, which appears in the above referenced funds’ Annual Report on Form N-CSR for the year ended March 31, 2024. We also consent to the references to us under the headings “Representations and Warranties of the Acquiring Fund”, “Additional Information About the Funds” and “Experts” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated May 30, 2024 for Fidelity Freedom Blend Income Fund, Fidelity Freedom Blend 2010 Fund, Fidelity Freedom Blend 2015 Fund, Fidelity Freedom Blend 2020 Fund, Fidelity Freedom Blend 2025 Fund, and Fidelity Freedom Blend 2030 Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 12, 2024